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                                  EXHIBIT 10.6




                               OPERATING AGREEMENT


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                               OPERATING AGREEMENT


        This OPERATING AGREEMENT (the "Agreement") is dated as of September 6, 2000, by and between HISPANIC EXPRESS, INC., a Delaware corporation ("HEX") and BANNER CENTRAL FINANCE COMPANY, a Delaware corporation ("Banner"), with respect to the following facts:

        WHEREAS, Central Financial Acceptance Corporation, a Delaware corporation ("CFAC") has adopted a Plan of Complete Dissolution, Liquidation and Distribution (the "Plan of Liquidation") pursuant to which CFAC will completely liquidate and dissolve;

        WHEREAS, prior to dissolving and liquidating under the Plan of Liquidation, CFAC will contribute to HEX and Banner, which are CFAC's wholly-owned first tier subsidiaries, the capital stock of certain of CFAC's subsidiaries (the "Contribution"); and

        WHEREAS, in order to provide cost savings and operating efficiencies, the parties desire that HEX and its subsidiaries (the "HEX Group") perform various administrative functions for Banner and its subsidiaries (the "Banner Group") and that the HEX Group perform "Credit Servicing" functions (as hereinafter defined) with respect to the receivables portfolio of the Banner Group, in each case upon the terms and conditions set forth herein; and

        WHEREAS, the members of the Banner Group have heretofore been accorded full access to HEX's computer systems and related facilities for the purpose of performing the data processing, information management and record maintenance functions required in the conduct of the Banner Group's business ("Systems Rights"); and

        WHEREAS, CFAC and its affiliates has heretofore accorded to the members of the Banner Group access to the various parcels of real property where the members of the Banner Group conduct business (each a "Location" and collectively the "Locations") and the right to occupy designated spaces within each such Location (individually and collectively, the "Premises") for the conduct of the Banner Group's business of originating and administering consumer loans (such rights, collectively, the "Access Rights"); and

        WHEREAS, the parties desire to establish the contractual basis upon which the HEX Group will continue to accord the Systems Rights and the Access Rights to the Banner Group in order, among other things, to enhance the Banner Group's ability to obtain independent financing and to facilitate any future business transactions; and

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties agree as follows:


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        1. Services to be Performed, Rights to be Accorded and Allocation of
Costs and Benefits.

            (a) Services and Rights.

                (1) Portfolio Servicing. The HEX Group shall provide Credit Servicing (as defined in Subsection (b) below) with respect to the Banner Group's receivables portfolio.

                (2) Management Information Systems. The HEX Group shall provide the Banner Group with information processing, data retrieval and other management information systems services. If the Banner Group elects to discontinue receiving such services from the HEX Group, the Banner Group shall return all information pertaining to the business and operations of the HEX Group and shall use its best efforts in the transition of all data processing functions in a manner that does not unduly disrupt the business or operation of the HEX Group.

                (3) Employee Benefit Plans. The HEX Group shall administer all health plans and any other benefits offered for the benefit of the employees of the Banner Group.

                (4) Legal & Accounting. The HEX Group shall provide to the Banner Group all legal assistance provided in the ordinary course of business as requested by the Banner Group. To the extent requested by the Banner Group, the HEX Group shall provide accounting services to the Banner Group in connection with the preparation of quarterly, annual and other financial statements.

                (5) Insurance. The HEX Group shall include every member of the Banner Group under any insurance policy maintained by the HEX Group. The HEX Group shall cause each member of the Banner Group to be named as an additional insured under any such policies. The HEX Group shall deliver to Banner any insurance proceeds received by it or one of the other members of the HEX Group if such proceeds relate to any claim relating to the business of the Banner Group. The HEX Group shall make appropriate cost allocations to the Banner Group for any policy, which provides joint coverage to the HEX Group, or any other member of the HEX Group, and to the Banner Group. Such allocation shall be reasonable and shall in no case exceed the amount which the Banner Group would be required to pay in order to separately obtain such insurance.

                (6) Systems Rights. The HEX Group shall continue to provide Systems Rights to the Banner Group in accordance with past practices and shall, in any event, provide access to computer and data processing systems from each of the Premises. The computer and related systems provided to the Banner Group shall be those utilized by the HEX Group from time to time. All data of the Banner Group maintained by the HEX Group shall be handled in the same manner as data of the HEX Group, including backup procedures and transfer of such data to any new systems. The HEX Group shall be entitled to implement, and the Banner Group shall be entitled to require, such measures as it may deem reasonably necessary to segregate and insulate data of the HEX Group from data of the Banner Group.

                (7) Access Rights. The HEX Group shall continue to provide Access Rights to the Banner Group in accordance with past practices. Without limiting the foregoing,

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the HEX Group shall provide such Access Rights to the Banner Group at each new
Location that the HEX Group may hereafter acquire from time to time. The Banner Group shall have access to each of the Premises at all times when the HEX Group has access to the applicable Location.

                (8) Other Services. To the extent requested by Banner and approved by the members of its board of directors, the HEX Group may provide the Banner Group with such other administrative services as may be deemed necessary or appropriate.

            (b) Payment of Costs. The Banner Group shall be responsible for the actual cost of any goods or services provided for their account by the HEX Group. In respect of the "Credit Servicing" performed by HEX on behalf of the Banner Group, the Banner Group shall be responsible for its "Allocable Share" (as hereinafter defined) of the aggregate "Credit Servicing Expenses" (as hereinafter defined) incurred by HEX. "Credit Servicing" shall mean the origination of loans (including applications and credit verifications), credit collection and application of cash receipts. "Credit Servicing Expenses" shall mean the gross expenses incurred in the performance of Credit Servicing activities; provided there shall be attributed to HEX's Credit Servicing Expenses 100% of the amount charged by the Banner Group to the HEX Group in respect of the services provided pursuant to subsection (a)(1) above. Banner's "Allocable Share" of Credit Servicing Expenses, for any period, shall mean the product obtained by multiplying HEX's aggregate Credit Servicing Expenses for such period by a fraction, the numerator of which shall be the aggregate amount of receivables of the Banner Group for such period and the denominator of which shall be the sum of the aggregate receivables of the HEX Group for such period plus the aggregate receivables of the Banner Group for such period. Banner shall pay its Allocable Share on a quarterly basis, in arrears, based upon the estimated Allocable Share for such quarter. Within 45 days after the end of each calendar quarter, HEX shall prepare and deliver to Banner a calculation setting forth in reasonable detail Banner's actual Allocable Share for such quarter. Except as provided above, the allocable share of such costs for each member of the Banner Group shall be determined on the basis of its percentage utilization of the applicable service or management's best estimate thereof.

            (c) Responsibilities Attendant to Rights.

                (1) The Banner Group shall use the Systems Rights and the Access Rights solely in the conduct of its business in the ordinary course, in compliance with applicable laws and consistent with past practice.

                (2) The Banner Group shall be responsible for any damage that it may inflict upon the computer systems or the Locations, including any damage that may be inflicted upon a Location in connection with the removal of the Banner Group's property therefrom upon the termination of the Banner Group's occupation of the Premises at such Location.

                (3) The maintenance of each Location (including any structural elements thereof associated with the applicable Premises) shall be the responsibility of the HEX Group.

                (4) The Banner Group shall indemnify, defend and hold harmless the HEX Group and their respective employees, agents, officers and directors and successors and

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assigns from and against any and all claims, demands, suits, actions, proceedings, penalties, fines, liabilities, encumbrances, liens, losses, settlements, damages, judgments, costs and expenses (including, without limitation, attorneys' fees) arising out of or relating to any acts or omissions of the Banner Group and their respective officers, directors, employees, representatives, agents or invitees, occurring in, on or about any of the Premises.

                (5) The HEX Group shall indemnify, defend and hold harmless the Banner Group and their respective employees, agents, officers and directors and successors and assigns from and against any and all claims, demands, suits, actions, proceedings, penalties, fines, liabilities, encumbrances, liens, losses, settlements, damages, judgments, costs and expenses (including, without limitation, attorneys' fees) arising out of or relating to any acts or omissions of the HEX Group and their respective officers, directors, employees, representatives, agents or invitees, occurring in, on or about any of the Locations (except to the extent that the Banner Group is liable therefor pursuant to the foregoing paragraph (4).

                (6) Neither the HEX Group or the Banner Group shall be liable to the other for any losses, damages, claims or costs arising from the services or rights provided hereunder, except (x) as may be provided in paragraphs (4) or
(5) above and (y) for losses, damages, claims or costs arising from the gross negligence or willful misconduct of the party providing such services or rights.

        2. Allocation of Business Opportunities. HEX and Banner shall not, without prior written consent of each other, directly or indirectly engage in or enter any business, which the other is currently engaged in.

        3. Employee Benefits. HEX hereby agrees to assume all customary and reasonable liabilities of CFAC (and the subsidiaries thereof that become subsidiaries of HEX or Banner under the Contribution), under existing employee welfare benefit and profit sharing plans with respect to the employees of CFAC and such subsidiaries who become employees of the Hex Group and/or the Banner Group in connection with the Contribution. The employment by the Hex Group or the Banner Group of individuals who were employees of CFAC or such subsidiaries will not be deemed a severance of employment from CFAC or such subsidiaries for purposes of any policy, plan, program or agreement of CFAC or such subsidiaries that provides for the payment of severance, salary continuation or similar benefits. HEX hereby agrees to assume all liabilities and responsibilities for CFAC's Supplemental Executive Retirement Plan.

        4. Guaranty of Banner Debt. HEX hereby agrees that for the period commencing as of the date first set forth above and ending on December 31, 2002, it shall guarantee up to $4 million of Banner's bank or equivalent debt that Banner may require in connection with the acquisition of consumer receivables purchased from Banner's Central Electric, Inc., an affiliated company.

        5. Term and Termination. This Agreement shall have a five (5) year term, and this Agreement or any specific service provided herein may be terminated by any party hereto upon one year's prior written notice to the other party.

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        6. Independent Parties. The parties are independent parties engaged in the operation of their respective businesses. No party has the authority to enter into contracts or assume any obligations for any other party or is to be considered as the agent or employee of any other party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers among the parties.

        7. Successors and Assigns; Third Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other parties; provided that Banner shall have the right to assign this Agreement for collateral purposes to any bona fide financial institutions in connection with obtaining financing. Any such financial institutions and the respective subsidiaries of Banner shall be express third party beneficiaries of this Agreement; provided that no other person shall have any rights or benefits under, or by virtue of, this Agreement.

        8. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the appropriate party at 5480 East Ferguson Drive, Commerce, California 90022, Attention: Secretary, or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answer-back is received.

        9. Governing Law. This Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflicts of law.

        10. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the party against which enforcement of such waiver is sought. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

        11. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

        12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        13. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

        IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.

                                  HISPANIC EXPRESS, INC.


                                  By: /s/ Gary M. Cypres
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                                      Gary M. Cypres,
                                      Chief Executive Officer, President and
                                      Secretary


                                  BANNER CENTRAL FINANCE COMPANY


                                  By: /s/ Gary M. Cypres
                                      ------------------------------------------
                                      Gary M. Cypres, Chief Executive Officer,
                                      Chief Financial Officer and Secretary

Central Financial Acceptance Corporation hereby acknowledges that it has read and understands the foregoing Agreement, and approves each of the provisions thereof as such provisions may relate to Central Financial Acceptance Corporation.



                                  CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                                  By: /s/ Gary M. Cypres
                                      ------------------------------------------
                                      Gary M. Cypres, Chief Executive Officer